                                                                      EXHIBIT 99


                            EXPANDED LITIGATION DISCLOSURE


TOBACCO-RELATED LITIGATION

     OVERVIEW. Various legal actions, proceedings and claims are pending or may be instituted against R. J. Reynolds Tobacco Company ("RJRT") or its affiliates (including, with increasing frequency, RJRN and RJRN Holdings) or indemnitees, including legal actions claiming that lung cancer and other diseases as well as addiction have resulted from the use of or exposure to RJRT's tobacco products. During 1997, 492 new actions were filed or served against RJRT and/or its affiliates or indemnitees and 212 such actions were dismissed or otherwise resolved in favor of RJRT and/or its affiliates or indemnitees without trial. There have been noteworthy increases in the number of these cases pending. On December 31, 1997 there were 516 cases pending as compared to 234 on December 31, 1996, 132 on December 31, 1995 and only 54 on December 31, 1994. As of March 3, 1997, 540 active cases were pending against RJRT and/or its affiliates or indemnitees, 534 in the United States, two in Canada, two in Puerto Rico, and one in each of the Marshall Islands and Nigeria.

     The United States cases are in 46 states and are distributed as follows:
198 in Florida, 101 in New York, 21 in Louisiana, 17 in each of Texas and Pennsylvania, 14 in California, 12 in each of Alabama and Ohio, 11 in Tennessee, nine in each of the District of Columbia, Illinois and Mississippi, seven in each of Indiana, New Jersey and West Virginia, six in Georgia, five in each of Maryland and Massachusetts, four in each of Kansas, Michigan, Minnesota and South Dakota, three in each of Arizona, Arkansas, Colorado, Hawaii, Iowa, Missouri, Nevada, Oklahoma, and Rhode Island, two in each of Connecticut, Montana, New Hampshire, New Mexico, Oregon, South Carolina, Utah, Washington, and Wisconsin, and one each in Alaska, Idaho, Kentucky, Maine, North Carolina, and Vermont. Of the 534 active cases in the United States, 426 are in state court and 108 in federal court. Most of these cases are brought by individual plaintiffs, but an increasing number, discussed below, seek recovery on behalf of states or large classes of claimants.

     THEORIES OF RECOVERY. The plaintiffs in these actions seek recovery on a variety of legal theories, including, among others, strict liability in tort, design defect, negligence, special duty, voluntary undertaking, breach of warranty, failure to warn, fraud, misrepresentation, unfair trade practices, conspiracy, aiding and abetting, unjust enrichment, antitrust, Racketeer Influenced and Corrupt Organizations Act ("RICO"), indemnity, medical monitoring and common law public nuisance. Punitive damages, often in amounts ranging into the hundreds of millions or even billions of dollars, are specifically pleaded in a number of cases in addition to compensatory and other damages.

Eight of the 534 active cases in the United States involve alleged non-smokers claiming injuries purportedly resulting from exposure to environmental tobacco smoke. Forty-seven cases purport to be class actions on behalf of thousands of individuals. Purported classes include individuals claiming to be addicted to cigarettes, individuals and their estates claiming illness and death from cigarette smoking and Blue Cross Blue Shield subscribers claiming reimbursement for premiums paid. One hundred two of the active cases seek, among other things, recovery of the cost of Medicaid payments or other health-related costs paid for treatment of individuals suffering from diseases or conditions allegedly related to tobacco use. Four, brought by entities administering asbestos liability, seek contribution for liabilities incurred relating to asbestos exposure.

     DEFENSES. The defenses raised by RJRT and/or its affiliates, where applicable, include preemption by the Federal Cigarette Labeling and Advertising Act ("the Cigarette Act") of some or all claims arising after 1969; the lack of any defect in the product; assumption of the risk; comparative fault; lack of proximate cause; statutes of limitations or repose; and, in the attorneys general cases (discussed below), various constitutional defenses. RJRN has asserted additional defenses, including jurisdictional defenses, in many of the cases in which it is named.

     In June, 1992, the United States Supreme Court in CIPOLLONE V. LIGGETT GROUP, held that claims that tobacco companies failed adequately to warn of the risks of smoking after 1969 and claims that their advertising and promotional practices undermined the effect of warnings after that date were preempted by the Cigarette Act. The Supreme Court also held that claims of breach of express warranty, fraud, misrepresentation and conspiracy were not preempted.

     VERDICTS. Juries have found for plaintiffs in three smoking and health cases in which RJRT was not a defendant, but in one such case, no damages were awarded and the judgment was affirmed on appeal. The jury awarded plaintiffs $400,000 in another such case, CIPOLLONE V. LIGGETT GROUP, but the award was overturned on appeal and the case was subsequently dismissed. In the third such case, on August 9, 1996, a Florida jury awarded damages of $750,000 to an individual plaintiff. The defendants in that case, CARTER V. BROWN & WILLIAMSON, are seeking to reverse the judgment on appeal. On May 5, 1997, in an individual case filed against RJRT, brought by the same attorney who represented plaintiffs in the CARTER case, a Florida state court jury found no RJRT liability. On October 31, 1997, in still another case (KARBIWNYK V. R.J. REYNOLDS TOBACCO COMPANY) brought by the same attorney, another state court jury found no RJRT liability. On March 19, 1998, an Indiana state court jury also found for RJRT, RJRN Holdings and other defendants in an individual case, DUNN
V. RJR NABISCO HOLDINGS CORP., in which plaintiffs had sought damages for the alleged harm caused to a non-smoker by environmental tobacco smoke ("ETS"). In addition, during 1997 and early 1998, RJRT and other tobacco industry defendants have settled five lawsuits. These settlements are described in the Registrants' Form 10-K for the fiscal year ended December 31, 1997 (the

"1997 Form 10-K") to which this exhibit 99 relates. See, Item 1, "Business -- Tobacco -- Litigation Affecting the Cigarette Industry - Interim Agreements."

CLASS ACTIONS

     A smoking and health class action against United States cigarette manufacturers including RJRT, in which a class was certified consisting of "all non-smoking flight attendants who are or have been employed by airlines based in the United States" and who are allegedly suffering from exposure to ETS aboard aircraft, BROIN, ET AL. V. PHILIP MORRIS, INC., ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 91-49738-CA-20, was settled in October, 1997. The settlement's principal terms are described in the 1997 Form 10-K. See Item 1, "Business -- Tobacco Litigation Affecting the Cigarette Industry -- Interim Agreements."

     In another smoking and health class action against United States cigarette manufacturers including RJRT, pending in Florida state court since May 1994, a class has been certified consisting of all Florida citizens and residents and their survivors who have suffered injury "caused by their addiction to cigarettes that contain nicotine." ENGLE, ET AL., V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Circuit Court of the Eleventh Judicial Circuit in and for Dade County, Florida, Case No. 94-08273-CA-20. Various challenges to the class certification have been denied on appeal. That case is scheduled to go to trial sometime in 1998.

     In March 1994, a smoking and health class action was filed in Alabama state court against three United States cigarette manufacturers including RJRT and was subsequently removed to federal court. LACEY, ET AL., V. LORILLARD TOBACCO COMPANY, INC., ET AL., United States District Court, Northern District of Alabama, Jasper Division, Civil Action No. 94-4-B-0901-J. Plaintiffs, claiming to represent all smokers who had smoked or were smoking cigarettes sold by defendants in the State of Alabama, sought compensatory and punitive damages not to exceed $48,500 per each class member as well as injunctive relief arising from defendants' alleged failure to disclose additives used in their cigarettes. On January 31, 1997, the judge granted defendants' motion for summary judgment based on preemption by the Cigarette Act. Plaintiffs did not appeal, and the case has been closed.

     In March 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN, seeking certification of a purported class consisting of all United States residents who allege that they are addicted, or are the legal survivors of persons who were addicted, to tobacco products. CASTANO, ET AL., V. THE AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-1044. Plaintiffs alleged that the cigarette manufacturers concealed and/or misrepresented information regarding the addictive nature of nicotine and manipulated the levels of nicotine in their tobacco products to make such products addictive. In February 1995, the trial court certified the class and in May 1996, the Fifth Circuit Court of Appeals reversed the trial court's class certification and remanded the case with instructions that the class allegations be dismissed. The class has been decertified. Summary judgment motions against the two remaining named plaintiffs in this case were denied on February 21, 1997. The parties have agreed to move for dismissal of the remaining individual case with a right to replead after November 15, 1998.

     In September 1994, a smoking and health class action was filed in federal district court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN, seeking certification of a purported class of all residents or domiciliaries of the United States who used and became addicted to tobacco products. GRANIER V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Eastern District of Louisiana, Case No. 94-3096. In November 1994, on the plaintiffs' motion, a motion to consolidate the case with CASTANO was stayed pending the decision on the issue of class certification in CASTANO. The case remains inactive.

     Following the announcement of the Fifth Circuit's class decertification decision in CASTANO, lawyers for the plaintiffs announced that they would file "state-wide" class actions in state courts. Subsequently, class actions based on claims similar to those in CASTANO (a "nicotine-dependence class action") and, in some cases, claims of physical injury (a "physical injury class action") and medical monitoring were filed in a number of states, as described below.

     Immediately prior to the Fifth Circuit's decision in the CASTANO case, a purported nicotine-dependence class action was filed in Indiana state court against United States cigarette manufacturers, including RJRT, and others, including RJRN Holdings. In June 1996, defendants removed the case to federal court. Plaintiffs' motion to remand the case to state court was granted. NORTON, ET AL. V. RJR NABISCO HOLDINGS CORPORATION, ET AL., Superior Court, Madison County, Indiana, Case No.48D01-9605-CP-0271.

     In May 1996, a purported physical injury and nicotine-dependence class action was filed in Maryland state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. The case was removed by defendants to federal court and was subsequently remanded to state court. RICHARDSON, ET AL. V. PHILIP MORRIS, INC., ET AL., Circuit Court for
Baltimore City, No. 96145050. On January 28, 1998, the Circuit Court for Baltimore City granted plaintiffs' motion for class certification.


     In May 1996, a purported nicotine-dependence/medical monitoring class action was filed in Louisiana state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. SCOTT, ET AL. V. THE AMERICAN TOBACCO COMPANY, INC., ET AL., Civil District Court for the Parish of Orleans, State of Louisiana,

Docket No. 96-8461. On April 16, 1997, the Civil District Court of Orleans Parish granted plaintiffs' motion for class certification on behalf of Louisiana residents who require medical monitoring. In the class certification ruling, the court also granted the exception of no cause of action on behalf of the wholesaler defendants and dismissed them from the action. The remaining defendants removed the case to federal court on April 16, 1997. On December 2, 1997, plaintiffs' motion to remand the case to the Civil District Court of Orleans Parish was granted.

     In June 1996, a purported nicotine-dependence class action was filed in New York state court against RJRT, RJRN, The Tobacco Institute and The Council for Tobacco Research. HOSKINS, ET AL., V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Supreme Court of the State of New York, County of New York, Case No. 96110951. In December 1996, defendants filed motions to dismiss the complaint and to deny class certification. On October 28, 1997, the trial court denied defendants' motions to dismiss and granted plaintiffs' motion for class certification. The class is defined as: "All residents of the State of New York who, on or after June 19, 1980 have smoked cigarettes manufactured by the manufacturing defendants, and who bought those cigarettes in New York." Defendants' appeal of the class certification is pending.

     In June 1996, a purported physical injury and nicotine-dependence class action was filed in the Superior Court of the District of Columbia against United States cigarette manufacturers, including RJRT, and others, including RJRN. RJRN has been voluntarily dismissed from this case. REED V. PHILIP MORRIS INCORPORATED, ET AL., Superior Court of the District of Columbia, Case No. CA-05070-96. Plaintiffs' motion for class certification was denied on August 18, 1997. Plaintiffs' motion for leave to file an amended complaint is pending.

     In August 1996, a purported nicotine-dependence class action was filed in Pennsylvania state court against United States cigarette manufacturers, including RJRT, and others, including RJRN, and was subsequently removed to federal court. BARNES/ARCH, ET AL., V. AMERICAN TOBACCO COMPANY, INC., ET AL., United States District Court for the Eastern District of Pennsylvania, Case No. 96-5903-CN. Plaintiff filed a renewed motion for class certification on June 17, 1997. Defendants filed opposition. On August 22, 1997, Judge Clarence Newcomer granted plaintiff's motion for class certification for medical monitoring. The class definition was: "All current residents of Pennsylvania who are cigarette smokers as of December 1, 1996 and who began smoking before age 19 while they were residents of Pennsylvania." Defendants filed a Motion for Summary Judgment on August 25, 1997 based on plaintiff's claims for medical monitoring. On October 17, 1997 Judge Newcomer granted defendants' motion for summary judgment against each of the six class representatives (five on statute of limitations grounds and one on a medical monitoring issue). Judge Newcomer also decertified the class, finding that plaintiffs' claims of nicotine dependence and theories of negligence and strict liability raised too many individual issues for class certification.

Plaintiffs filed a Notice of Appeal to the United States Court of Appeal for the Third Circuit on 10/17/97. The first named plaintiff, Arch, has been dismissed from the case and the second named plaintiff (Barnes) has taken his place. The appeal is pending.

     In August 1996, a purported nicotine-dependence class action was filed in Alabama state court, on behalf of Alabama and North Carolina residents, against four United States cigarette manufacturers, including RJRT, and others. In September 1996, the case was removed by defendants to federal court. LYONS, ET AL., V. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court for the Southern District of Alabama, Southern Division, Civil Action No. 96-0881-BH-S. Plaintiffs' motion to remand the case to state court was denied.

     In August 1996, a purported nicotine-dependence class action was filed in Ohio state court against United States cigarette manufacturers, including RJRT, and others, including RJRN, on behalf of Ohio residents and was subsequently removed to federal court in September, 1996. CHAMBERLAIN, ET AL., V. THE AMERICAN TOBACCO CO., ET AL., United States District Court, Northern District of Ohio, Case No. 1:96CV2005. Plaintiffs' motion to remand the case to state court was denied. The case is stayed until May 19, 1998.

     In September 1996, a purported class action was filed in Tennessee state court against four United States cigarette manufacturers, including RJRT, and others, on behalf of all individuals and entities in the United States who have paid premiums to a Blue Cross or Blue Shield organization for medical insurance. The complaint alleges that defendants' actions have resulted in increased medical insurance premiums for all class members and seeks recovery under various consumer protection statutes as well as under theories of breach of special duty and unjust enrichment. This case was removed by defendants to federal court. Plaintiffs' motion to remand the case to state court was granted. PERRY, ET AL., V. PHILIP MORRIS, INC., ET AL., Circuit Court, Coffee
County, Tennessee, Case No. 27,960.

     In September 1996, a purported nicotine-dependence class action was filed in Minnesota state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. The case was removed by defendants to federal court in September 1996. THOMPSON/MASEPOHL, ET AL. V. THE AMERICAN TOBACCO CO., INC., ET AL., United States District Court, District of Minnesota, Third Division, Case No. CV3-96-888. Plaintiffs' motion to remand the case to state court was denied.

     In October 1996, a purported nicotine-dependence class action was filed in New Mexico state court against four United States cigarette manufacturers, including RJRT, and others, including RJRN. RJRN has been dismissed from this case. CONNOR, ET AL., V. THE AMERICAN TOBACCO CO., ET AL., Second Judicial District Court, County of Bernalillo, State of New Mexico, Case No. CV-96-9422.

     In October 1996, a purported nicotine-dependence class action was filed in federal court in Puerto Rico against four United States cigarette manufacturers, including RJRT, and others. RUIZ, ET AL., V. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the District of Puerto Rico, Civil Action No. 96-2300. Plaintiffs' motion for class certification was denied on March 17, 1998.

     In November 1996, a purported nicotine-dependence class action was filed in federal court in Arkansas against United States cigarette manufacturers, including RJRT, and others, including RJRN. HANSEN/MCGINTY, ET AL., V. THE AMERICAN TOBACCO CO., ET AL., United States District Court for the Eastern District of Arkansas, Western Division, Case No. LRC 96-881.

     In January 1995, a purported class action was filed in the Ontario Court of Justice, Toronto, Canada against RJR-MacDonald, Inc. and two other Canadian cigarette manufacturers. LETOURNEAU V. ROTHMANS ET AL., Ontario Court of Justice, Toronto, Canada, Court File No. 95-CU-82186 (now captioned CAPUTO V. IMPERIAL TOBACCO LIMITED, ET AL.). The lawsuit seeks damages in the amount of $1,000,000 (Canadian) per class member and punitive and exemplary damages and an order requiring the funding of rehabilitation centers. Plaintiffs seek certification of a class of persons consisting of all current and former cigarette smokers in Ontario, their families and the estates of deceased smokers. Plaintiffs have filed class certification materials, most recently in January, 1997, but no motion has yet been made for class certification.

     In March, 1996, PRO SE prisoners filed a purported class action against United States cigarette manufacturers including RJRT, and others, seeking class certification on behalf of prisoners in two Mississippi prisons based on alleged exposure to ETS. LYLE, ET AL., V. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., United States District Court for the Northern District of Mississippi, Civil Action No. 3:96-CV-268WS. In October 1996, the court issued an order dismissing the action. Plaintiff has filed a motion for relief from said dismissal.

     In September 1996, a purported physical injury class action was filed in Florida state court against United States cigarette manufacturers, including RJRT, and others. WALTERS, ET AL., V. BROWN & WILLIAMSON TOBACCO CORP., ET AL., Circuit Court, Fourth Judicial District, Duval County, Florida. RJRT was not served within the 120 days that Florida law provides to effect service..

     In January 1997, a purported nicotine-dependence class action was filed in West Virginia state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. Despite the fact that RJRT and RJRN had not been served, they joined with other defendants in removing the case to federal court in February 1997. MCCUNE V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, Kanawha County,

West Virginia, Case No. 2:97-0204. Plaintiffs' motion to remand the case was granted on January 30, 1998.

     In February 1997, a purported nicotine-dependence class action was filed in Hawaii state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. PETERSON V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the District of Hawaii. Defendants removed this case in March, 1997. Plaintiffs' motion to remand is pending.

     In February 1997, a purported nicotine-dependence class action was filed in Kansas state court against United States cigarette manufacturers, including RJRT, and others, including RJRN. EMIG V. THE AMERICAN TOBACCO COMPANY, ET AL., United States District Court, District of Kansas, Case No. 97-1121. This case was removed to federal court in March, 1997. Plaintiffs' motion for class certification is pending.

     In February 1997, a purported medical monitoring class action was filed in state court in Michigan against United States cigarette manufacturers, including
RJRT, and others.  BAKER V. AMERICAN TOBACCO, ET AL.,   Circuit Court, Wayne
County, Michigan, Case No. 97-703444.

     In March 1997, a purported physical injury class action was filed in state court in West Virginia against United States cigarette manufacturers, including RJRT, and others. Defendants removed this case to federal court in April, 1997. WOODS V. PHILIP MORRIS INC., ET AL. United States District Court for the Southern District of West Virginia. Plaintiff filed a First Amended Complaint on September 26 1997, dropping plaintiff Ima Jean Ingle. Plaintiffs' motion to remand based on an amended complaint is pending.

     In March 1997, a purported nicotine dependence class action was filed in state court in Nevada against United States cigarette manufacturers, including RJRT, and others. SELCER, ET AL., V. R. J. REYNOLDS TOBACCO COMPANY, ET AL., United States District Court, District of Nevada, Case No. CVS-97-00334 PMP.

     In April 1997, a purported physical injury class action was filed in Wisconsin state court against United States cigarette manufacturers, including RJRT, and others. Defendants removed the case to federal court in May 1997. Plaintiffs' motion to remand the case to the Circuit Court for Rock County was granted August 27, 1997. INSOLIA V. PHILIP MORRIS INC., ET AL.,.
Circuit Court, Rock County, Wisconsin.  Case No. 97-CV-230J.

     In April 1997, a nicotine dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. COSENTINO, ET AL., V. PHILIP MORRIS INC., ET
AL.,  Superior Court, Middlesex County, New Jersey,  Case No.  L-5135-97.

     In May 1997, a purported physical injury class action was filed in the federal court in Texas against United States cigarette manufacturers, including RJRT, and others. COLE V. THE TOBACCO INSTITUTE, ET AL., United States District Court for the Eastern District of Texas, Case No. 1:97-CV-0256.

     In May 1997, a purported physical injury class action was filed in the state court in New York against United States cigarette manufacturers, including RJRT, and others including RJRN. GEIGER, ET AL., V. AMERICAN TOBACCO, ET AL., Supreme Court, Queens County, New York, Case No. 010687. In July, 1997, the court certified an interim class of all New York smokers with lung and/or throat cancer and their survivors. Defendants' appeal of that decision is pending.

     In May 1997, a purported nicotine-dependence class action was filed in state court in Tennessee against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed this case to the federal court in June, 1997. ANDERSON, ET AL., V. AMERICAN TOBACCO, ET AL., United States District Court, Eastern District of Tennessee. Plaintiffs' motion to remand was denied.

     In May 1997, a purported nicotine-dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. ENRIGHT V. AMERICAN TOBACCO, ET AL. Superior Court, Camden County, New Jersey, Case No. 699. On October 14, 1997, the case was transferred to the Middlesex County Superior Court.

     In May 1997, a purported physical injury class action was filed in state court in Georgia against United States cigarette manufacturers, including RJRT, and others, including RJRN. LYONS V. BROWN & WILLIAMSON, ET AL., Superior Court, Fulton County, Georgia, Case No E59346.

     In May 1997, a purported nicotine dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. TEPPER, ET AL., V. PHILIP MORRIS
INCORPORATED, ET AL.,   Superior Court, Bergen County, New Jersey, Case No.
L-4983-97-E. On October 14, 1997, the case was transferred to Middlesex County Superior Court.

     In May 1997, a purported physical injury class action was filed in federal court in Illinois against United States cigarette manufacturers, including RJRT, and others, including RJRN. CLAY, ET AL., V. AMERICAN TOBACCO, ET AL., Case No. 97-4167-JPG.

     In May 1997, a purported physical injury and nicotine dependence class action was filed in federal court in Georgia against United States cigarette manufacturers, including RJRT, and others. MCCAULEY V. BROWN & WILLIAMSON TOBACCO CORPORATION, ET

AL., United States District Court for the Northern District of Georgia, Case No. 1:97-cv-1744.


     In June 1997, a purported physical injury class action was filed in the Tribal Court of the Lower Brule Sioux Tribe against United States cigarette manufacturers, including RJRT, and others. LANGDEAU V. AMERICAN TOBACCO, ET AL., Tribal Court of the Lower Brule Sioux Tribe, Case No. 97-5-0056.

     In June 1997, a purported physical injury/nicotine dependence class action was filed in state court in New Jersey against United States cigarette manufacturers, including RJRT, and others, including RJRN. LIPPINCOTT V. AMERICAN TOBACCO, ET AL., Superior Court, Camden County, New Jersey, Case No. L-4702-97. On October 14, 1997 the case was transferred to Middlesex County Superior Court.

     In June 1997, a purported physical injury class action was filed in state court in Iowa against United States cigarette manufacturers, including RJRT, and others, including RJRN. BRAMMER, ET AL., V. R. J. REYNOLDS TOBACCO COMPANY, ET
AL.,   District Court, Polk County, Iowa, Case No. 73061.  The case is stayed through April 30, 1998.

     In June 1997, a purported physical injury class action was filed in federal court in Oklahoma against United States cigarette manufacturers, including RJRT, and others. WALLS, ET AL., V. AMERICAN TOBACCO, ET AL., United States District Court for the Northern District of Oklahoma, Case No. 97-CV-218-H.

     In July 1997, a purported physical injury class action was filed in state court in Louisiana against United States cigarette manufacturers, including RJRT, and others, including RJRN. KNOWLES, ET AL., V. AMERICAN TOBACCO, ET AL.,
 District Court, Parish of Orleans, Louisiana, Case No. 97-11517.

     In July 1997, a purported physical injury class action was filed in state court in Illinois against United States cigarette manufacturers, including RJRT, and others, including RJRN. Defendants removed the case to federal court in December, 1997. DALEY, ET AL., V. AMERICAN BRANDS, INC., ET AL., United States District Court, Northern District of Illinois, Case No. 97L07963.

     In August 1997, a purported physical injury class action including those who desire to participate in smoking cessation programs was filed in state court in California against United States cigarette manufacturers, including RJRT, and
others, including RJRN.  BROWN, ET AL., V. AMERICAN TOBACCO, ET AL.,   Superior
Court, County of San Diego, California, Case No. 711400.

     In September 1997, a purported physical injury/nicotine-dependence class action was filed in federal court in Texas against United States cigarette manufacturers, including RJRT, and others. BUSH V. PHILIP MORRIS, INC., ET AL., United States District Court for the Eastern District of Texas, Case No. 597CV180. The case is stayed until May 11, 1998.

     In October 1997, a purported physical injury class action was filed in federal court in Tennessee against United States cigarette manufacturers, including RJRT, and others. NEWBORN, ET AL., V. BROWN & WILLIAMSON TOBACCO
CORPORATION, ET AL.,   United States District Court for the Western District of
Tennessee, Case No. 97-2938.

     In October 1997, a purported ETS class action on behalf of casino workers was filed in federal court in Nevada against United States cigarette manufacturers, including RJRT, and others, including RJRN. BADILLO, ET AL., V. AMERICAN TOBACCO, ET AL., United States District Court, District of Nevada, Case No. CV-N-97-00573-DWH.

     In November 1997, a purported physical injury class action was filed in federal court in South Carolina against United States cigarette manufacturers, including RJRT, and others, including RJRN. AKSAMIT, ET AL., V. BROWN &
WILLIAMSON TOBACCO, ET AL.,   United States District Court, District of South
Carolina, Case No. 6-97-3636-21.

     In December 1997, a purported physical injury, ETS class action was filed in state court in Louisiana. Defendants removed this case to the United States District Court for the Eastern District of Louisiana on December 12, 1997.
YOUNG V. AMERICAN TOBACCO COMPANY ET AL., Circuit Court, New Orleans, Louisiana. The case was remanded to state court on February 2, 1998.

     In December 1997, a purported physical injury class action was filed in federal court in Texas against United States cigarette manufacturers, including RJRT, and others. MASON, ET AL., V. AMERICAN TOBACCO, ET AL., United States District Court for the Northern District of Texas, Case No. 7-97CV-293-X.

     In February 1998, a purported physical injury class action was filed in state court in Utah against United States cigarette manufacturers,. including RJRT and others, including RJRN. HERRERA V. AMERICAN TOBACCO, ET AL., District Court, Utah County, Utah, Case No. 9804-3567.

     In April 1997, a purported class action was filed in state court in Mississippi against United States cigarette manufacturers, including RJRT and others, including RJRN. WHITE, HL V. PHILIP MORRIS, INC., ET AL., Chancery Court, Jefferson County, Mississippi, Case No. 97-0053.

HEALTH CARE COST RECOVERY LITIGATION

     In certain of the pending proceedings, state and local government entities and others seek reimbursement for Medicaid and/or other health care expenditures allegedly caused by tobacco products. The claims asserted in these health care cost recovery actions vary. Generally, plaintiffs assert the equitable claim that the tobacco industry was "unjustly enriched" by plaintiffs' payment of health care costs allegedly attributable to smoking and seek reimbursement of those costs. The plaintiffs in these various health care cost recovery actions also assert one or more of the following additional claims: the equitable claim of indemnity, common law claims of negligence, strict liability, breach of express and implied warranty, violation of a voluntary undertaking or special duty, fraud, negligent misrepresentation, conspiracy, public nuisance, claims under state and federal statutes governing consumer fraud, antitrust, deceptive trade practices and false advertising, and claims under federal or state RICO statutes.

     Each plaintiff seeks reimbursement of Medicaid and/or other health care costs. Other relief sought by some but not all plaintiffs includes punitive damages, treble damages for alleged antitrust law violations, injunctions prohibiting alleged marketing and sales to minors, disclosure of research, disgorgement of profits, funding of anti-smoking programs, disclosure of nicotine yields and payment of attorney and expert witness fees.

     Defenses raised by defendants include failure to state a valid claim, lack of benefit, adequate remedy at law, "unclean hands" (namely, that plaintiffs cannot recover because they participated in, and benefited from, the sale of cigarettes), lack of antitrust injury, federal preemption, lack of proximate cause and statute of limitations. In addition, defendants argue that they should be entitled to "set-off" any alleged damages to the extent a state benefits economically from the sale of cigarettes through the receipt of excise taxes or otherwise.

     Defendants also argue that all of these cases are improper because plaintiffs must proceed under principles of subrogation and assignment. Under traditional theories of recovery, a payor of medical costs (such as an insurer or a state) can seek recovery of health care costs from a third party solely by "standing in the shoes" of the injured party. Defendants argue that plaintiffs should be required to bring an action on behalf of each individual health care recipient and should be subject to all defenses available against the allegedly injured party.

     In several states certain cigarette companies, including RJRT have filed related declaratory judgment actions which challenge the ability of the plaintiffs to use contingency fee counsel to prosecute these actions and/or the procedural capacity of the state attorney general to bring the health care cost recovery action absent the approval of the relevant executive officer charged with responsibility for certain of the health care programs at issue.

     The following is a summary of certain developments in each of the health care cost recovery suits pending against RJRT and, in some cases, RJRN, and the related declaratory judgment actions filed by certain of the cigarette manufacturers.

     FLORIDA. In February 1995, the State of Florida filed a health care cost recovery action under a special statute in Florida state court. STATE OF FLORIDA, ET AL. V. AMERICAN TOBACCO COMPANY, ET AL., Circuit Court of the Fifteenth Judicial Circuit in and for Palm Beach County, Florida, Case No. CL 95 1466 AO. In September 1996, the trial court dismissed all of the state's claims except for its negligence and strict liability counts arising from Medicaid payments made after July 1, 1994, and its count for injunctive relief. The case was entering the trial phase when, during jury selection, the parties announced that they had entered into a settlement agreement. (For a description of the terms of the settlement see the 1997 Form 10-K, Item 1, "Business-Tobacco-Litigation Affecting the Cigarette Industry -- Interim Agreements.")

     MISSISSIPPI. In May 1994, the Attorney General of Mississippi filed a health care cost recovery action in Mississippi state court. MOORE V. THE AMERICAN TOBACCO COMPANY, ET AL., Chancery Court of Jackson County, Mississippi, Case No. 94-1429. A trial in this case began in June 1997, but on July 2, 1997, a settlement was agreed to based on a Memorandum of Understanding and subject to a number of conditions. (For a description of the terms of the settlement see the 1997 Form 10-K, Item 1, "Business-Tobacco-Litigation Affecting the Cigarette Industry- Interim Agreements.")


     MINNESOTA. In August 1994, the Attorney General of Minnesota and Blue Cross and Blue Shield of Minnesota filed a health care cost recovery action in Minnesota state court. MINNESOTA, ET AL. V. PHILIP MORRIS, INCORPORATED, ET AL., Minnesota District Court, Second Judicial District, County of Ramsey, Case No. C1-94-8565. In July 1996, the Minnesota Supreme Court ruled that Blue Cross did not have standing to pursue its tort claims against defendants, but that it could proceed against defendants for claims brought under antitrust and consumer protection statutes. The Supreme Court also held that Blue Cross could pursue directly its equitable claims, but only for injunctive (not monetary) relief. The trial began in January 1998 and is continuing.

     During pre-trial discovery and during the course of the trial to date, the court in this case made a number of rulings adverse to the defendants. These rulings, among other things, limit the defenses available to the defendants and require production by the defendants of thousands of documents for which privilege had been asserted. The tobacco companies are defending this case vigorously, but the court's rulings could have an adverse effect on their ability to present their defenses effectively.

     WEST VIRGINIA. In September 1994, the Attorney General of West Virginia filed a health care cost recovery action in West Virginia state court. MCGRAW
V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court of Kanawha County, West Virginia, Case No. 94-1707. In October 1995, the court dismissed eight of ten counts of the complaint and granted defendants' motion to prohibit prosecution of this case pursuant to a contingent fee agreement with private counsel. In June 1996, the Attorney General filed a second amended complaint that added the Public Employees' Insurance Agency as a plaintiff. In November 1996, the Attorney General filed a third amended complaint that added the West Virginia Department of Health and Human Resources as a plaintiff, and three law firms as defendants, and asserted additional counts under theories of indemnity, negligent misrepresentation, negligence, and strict product liability. In December 1996, the court heard oral argument on defendants' motion to dismiss common law and equitable claims contained in plaintiffs' third amended complaint. In a letter ruling issued February 13, 1997, the court ruled that neither of the West Virginia agencies had implied or express statutory authority to maintain the challenged causes of action. Motions to dismiss the remaining counts of the third amended complaint are pending.

     TEXAS. In March 1996, the Texas Attorney General filed a health care cost recovery action in federal court in Texas. STATE OF TEXAS V. AMERICAN TOBACCO COMPANY, ET AL., United States District Court, Eastern District of Texas, Civil No. 5-96CV91. Trial in this action is set for September 1997 and defendants have filed a number of motions to dismiss it. Defendants and others had previously filed an action in Texas state court in November 1995, seeking a declaration that the Texas Attorney General cannot pursue a health care cost recovery action. PHILIP MORRIS, INC., ET AL. V. DAN MORALES, ATTORNEY GENERAL FOR THE STATE OF TEXAS, ET AL., District Court of Travis County, Texas, No. 94-14807. A trial in this case had begun when, on January 16, 1998, the parties entered into a settlement agreement. (For a description of the terms of the settlement see the 1997 Form 10-K, Item 1, "Business-Tobacco-Litigation Affecting the Cigarette Industry- Interim Agreements.")

     MASSACHUSETTS. In December 1995, the Massachusetts Attorney General filed a health care cost recovery action in Massachusetts state court. COMMONWEALTH OF MASSACHUSETTS V. PHILIP MORRIS, INC., ET AL., Superior Court, Middlesex County, Civil Action No. 95-7378. Defendants have moved to dismiss the complaint. Defendants had previously filed an action in Massachusetts federal court in November 1995, seeking to enjoin the Attorney General from prosecuting a health care cost recovery action. PHILIP MORRIS INCORPORATED, ET AL. V. SCOTT HARSHBARGER, United States District Court, District of Massachusetts, Case No. 95-12574-GAO. In November 1996, the federal district court denied the Attorney General's motion to dismiss the complaint and stayed the injunction action. Trial is scheduled to begin in the Commonwealth case on February 1, 1999.

     MARYLAND. In May 1996, the State of Maryland filed a health care cost recovery action in Maryland state court. STATE OF MARYLAND V. PHILIP MORRIS INC., ET AL., Circuit Court for Baltimore County, Maryland, Case No. 96-122017/CL211017. Defendants' motion to dismiss the state's complaint was argued on January 28, 1997. The trial is scheduled for January 1999. Defendants and others had previously filed a separate action in Maryland state court seeking to enjoin the Maryland Attorney General from prosecuting a health care cost recovery action pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS, ET AL., V. PARRIS N. GLENDENING, GOVERNOR OF THE STATE OF MARYLAND, ET AL., Circuit Court for Talbot County, Maryland, Case No. CG 2829. In August 1996, the court granted the attorney general's motion for summary judgment and dismissed the injunction action. An appeal of this decision is pending.

     LOUISIANA. In March 1996, the Attorney General of Louisiana filed a health care cost recovery action in Louisiana state court. IEYOUB, ET AL., V. THE AMERICAN TOBACCO COMPANY, ET AL., 14th Judicial District Court, Parish of Calcasieu, Louisiana, Case No. 96-1209. In January 1997, the court denied defendants' motion to dismiss which argued that the Attorney General lacked the authority to bring this action. Defendants are seeking a supervisory writ of review of this decision. On March 14, 1997 and again on April 3, 1997, the State filed a Supplemental and Amending Petition naming over 150 insurance companies as defendants pursuant to Louisiana Direct Action Statute, La.R.S.22:655. The State alleged that it was a third-party beneficiary of the tobacco manufacturer defendants' insurance policies, including certain policies sold to R. J. Reynolds, and that those policies provide coverage for the damages claimed by the State of Louisiana. In June, 1997, A.C.E. Insurance Company, Ltd. filed a notice of removal of the matter to federal court. A.C.E. based its removal on the Convention on the Recognition and Enforcement of Foreign Arbitral Awards, 9 U.S.C. section 205. Also in June 1997, ICAROM, plc, another insurer-defendant, filed a separate notice of removal based on the Foreign Sovereign Immunities Act of 1976, 28 U.S.C. section 1330 (a). Plaintiff filed two motions to remand, one addressed to the removal by A.C.E. and the other addressed to the removal by ICAROM. On September 11, 1997, the federal district court denied plaintiff's motion to remand. An appeal of the denial of the motion to remand is now pending and a stay of the proceeding, pending appeal, is in effect.

     SAN FRANCISCO. In June 1996, the City and County of San Francisco filed a health care cost recovery action in California federal court and has since been joined by ten other California counties. CITY AND COUNTY OF SAN FRANCISCO, ET AL., V. PHILIP MORRIS, INC. ET AL., United States District Court, Northern District of California, Civil No. C 96-2090. The current plaintiffs in this matter are various counties of the State of California seeking, among other things, the recovery of smoking-related costs incurred by county governments. In January 1997, the court denied defendants' motion to disqualify plaintiffs' contingency-fee counsel. In February 1997, the court dismissed all of the plaintiffs' claims. Two clams (implied warranty and conspiracy) were dismissed with prejudice. Plaintiffs were granted leave to file an amended complaint with respect to their remaining claims. On March 3, 1998, the Court granted defendants' motion to dismiss only the intentional breach of special duty cause of action. Answers are due on March 31, 1998. No discovery has taken place.

     In September 1996, plaintiffs in the federal court action, joined by several medical associations, filed an action in California state court seeking, among other things, injunctive relief and disgorgement of profits for alleged violations of California's consumer protection statutes. PEOPLE OF THE STATE OF CALIFORNIA, ET AL., V. PHILIP MORRIS, INC., ET AL., San Francisco Superior Court, County of San Francisco, Case No. 980864. In

January 1997, the court granted in part defendants' motion to dismiss by requiring plaintiffs to replead certain causes of action and denied the motion on other grounds.

     WASHINGTON. In June 1996, the Attorney General of the State of Washington filed a health care cost recovery action in Washington state court. STATE OF WASHINGTON V. AMERICAN TOBACCO CO., INC., ET AL., Superior Court of Washington, King County, No. 96-2-15056-8. In November 1996, the court dismissed claims based on special duty, unjust enrichment and restitution to the state, but did not dismiss claims brought under Washington's antitrust laws. The State of Washington recently moved to amend its complaint with the stated intention of correcting deficiencies found by the court to exist in the special duty and unjust enrichment claims and to add a claim for restitution under Washington's consumer protection statute. Trial is scheduled for September 1998.

     CONNECTICUT. In July 1996, the State of Connecticut filed a health care cost recovery action in Connecticut state court. STATE OF CONNECTICUT V. PHILIP MORRIS INC., ET AL., Superior Court, Judicial District of Litchfield, Case No. CV-96-01534405. Defendants had previously filed an action in federal district court in June 1996, seeking to enjoin the Connecticut Attorney General from bringing the health care cost recovery action. PHILIP MORRIS INC., ET AL. V. RICHARD BLUMENTHAL, United States District Court, District of Connecticut, Case No. 396CV01221 (PCD). This injunction action was dismissed in December 1996 and, in January 1997, plaintiffs appealed the dismissal.

     UTAH. In September 1996, the Utah Attorney General filed a health care cost recovery action in federal court in Utah. STATE OF UTAH V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., United States District Court, District of Utah, Case No. 2:96CV 0829W. Defendants had previously filed an action in Utah state court in July 1996, challenging the right of the Attorney General to bring such an action and to prosecute the case pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS INCORPORATED, ET AL. V. JANET C. GRAHAM, ATTORNEY GENERAL OF THE STATE OF UTAH, ET AL., Third Judicial District Court of Salt Lake County, Utah, Case No. 960904948CV. The parties have agreed that the state court action will be stayed while the federal action is proceeding, except for the challenge to the Attorney General's contingent fee arrangement with special counsel.

     In December 1996, a motion for partial summary judgment challenging the contingent fee arrangement was argued before the state court. In February 1997, the court denied the cigarette manufacturers' motion and granted the state's motion to dismiss three counts of the declaratory judgment action.

     LOS ANGELES. In August 1996, the County of Los Angeles filed a health care cost recovery action in California state court. COUNTY OF LOS ANGELES V. R.J. REYNOLDS TOBACCO COMPANY, ET AL., Superior Court of California, San Diego County, No. 707651. On February 14, 1996, defendants demurred to four of the five causes of action asserted by plaintiffs. The court granted defendants' demurrer and plaintiffs have now filed a Fifth Amended Complaint on January 22, 1998.

     ALABAMA. In August 1996, a health care cost recovery action was filed in Alabama state court as a putative class action on behalf of taxpayers of the State of Alabama. Following local rules, the state court entered an order conditionally certifying the class. This action was subsequently removed by defendants to federal court. CROZIER, ET AL., V. THE AMERICAN TOBACCO COMPANY, ET AL., Circuit Court, Montgomery County, Alabama, Case No. CV-96-1508. Plaintiffs' motion to remand to state court was granted on March 25, 1997. Defendants filed a motion to dismiss based on plaintiffs' lack of standing to bring this lawsuit on April 14, 1997. On September 29, 1997, Judge Charles Price granted in part defendants' motion to dismiss, dismissing plaintiffs' claims asserted on behalf of the State of Alabama. Judge Price denied that motion to dismiss as it relates to plaintiffs' individual claims and those claims asserted on behalf of children in the State of Alabama.

     KANSAS. In August 1996, the Attorney General of Kansas filed a health care cost recovery action in Kansas state court. STATE OF KANSAS, EX REL. CARLA J. STOVALL, ATTORNEY GENERAL, V. R.J. REYNOLDS TOBACCO CO., ET AL., District Court of Shawnee County, Kansas, Case No. 96-CV-919. Defendants filed a motion to dismiss this case. On October 15, 1997 the trial court ordered the release of approximately 2,500 Liggett documents to plaintiff, holding that the joint defense privilege does not apply. Defendants noticed an appeal on December 12, 1997 to the Kansas Court of Appeal.

     MICHIGAN. In August 1996, the Attorney General of Michigan filed a health care cost recovery action in Michigan state court. FRANK J. KELLEY, ATTORNEY GENERAL, EX REL. STATE OF MICHIGAN V. PHILIP MORRIS, INC., ET AL., Circuit Court for the 30th Judicial Circuit, Ingham County, Michigan, Case
No. 96-84281-CZ. In October 1996, defendants moved to dismiss certain counts of the complaint and to strike claims for compensatory and punitive damages.
In January 1997, plaintiff filed a motion to summarily dispose of defendants' affirmative defenses and defendants' claims that assignment and/or subrogation are the state's exclusive remedies for obtaining reimbursement of monies spent providing healthcare for Michigan citizens with smoking related diseases. On May 27 1997, the court issued oral rulings granting the motion for summary disposition filed by the plaintiff as to subrogation and directed defendants to file amended affirmative defenses. The Court granted with prejudice the motion to dismiss filed by defendants as to plaintiffs' anti-trust claims, claims of breach of special duty and injunctive relief, dismissed plaintiff's punitive damages claim and denied the motion to disqualify plaintiffs' contingency fee counsel. Plaintiff has leave to amend.

     OKLAHOMA. In August 1996, the Attorney General of Oklahoma filed a health care cost recovery action in Oklahoma state court. STATE OF OKLAHOMA ET AL. R.J. REYNOLDS TOBACCO CO., ET AL., District Court for Cleveland County, Oklahoma, Case No. CJ-96-1499-L. Trial is scheduled for November 11, 1998. Discovery is ongoing.

     ARIZONA. In August 1996, the Attorney General of Arizona filed a health care cost recovery action in Arizona state court. STATE OF ARIZONA, ET AL., V. AMERICAN TOBACCO CO., INC. ET AL., Superior Court, Maricopa County, Arizona, No. CV 96-14769. The Governor of Arizona has instructed the Attorney General to dismiss the case. Subsequently, the Attorney General filed an amended complaint that abandons claims for Medicaid payments, but seeks recovery of other health care costs as well as other damages and forms of relief. On July 14, 1997, the court dismissed count 5 (RICO) of plaintiff's complaint. Both sides filed motions for reconsideration of the rulings concerning RICO and antitrust claims. The motions to reconsider are to be heard simultaneously with opposition to the amended complaint. Discovery is to be completed by July 31, 1998. Trial is scheduled for October 7, 1998.

     HAWAII. In January 1997, the Attorney General of Hawaii filed a health care recovery action in Hawaii state court. STATE OF HAWAII, ET AL., V. BROWN & WILLIAMSON TOBACCO CORPORATION, ET AL., Circuit Court of the First Circuit, No. 97-0441-01. In February 1997, the state filed its first amended complaint. Motions to dismiss have been filed and are to be heard on April 30, 1998. Discovery is ongoing.

     OHIO. In September 1996, two Ohio local officials filed a health care cost recovery action in Ohio state court, purportedly on behalf of the State of Ohio and all Ohio taxpayers. Defendants removed the case to federal court in Ohio and have filed a motion to dismiss challenging the standing of plaintiffs to bring this action. STATE EX REL. COYNE, JR., ET AL., V. THE AMERICAN TOBACCO CO., ET AL., United States District Court, Northern District of Ohio, Case No. 96-2247. Plaintiffs' motion to remand this action to state court is pending. Defendants filed a Motion to Dismiss based on failure to state a claim upon which relief can be granted on October8, 1997. Trial in this case is scheduled for May 4, 2000.

     In May 1997, the Attorney General of the State of Ohio filed a health care cost recovery action in Ohio state court. STATE OF OHIO EX REL. BETTY D. MONTGOMERY V. PHILIP MORRIS, ET AL., Case No. 97-CVH-05-5114. Discovery cut-off has been scheduled for December 16, 1999. This case is currently scheduled for trial for May 4, 2000. Motions to dismiss have been filed. Briefing on these motions was completed on March 17,1998. Oral argument has not been scheduled.

     NEW JERSEY. In September 1996, the New Jersey Attorney General filed a health care cost recovery action in New Jersey state court. THE STATE OF NEW JERSEY V. R.J. REYNOLDS TOBACCO COMPANY, ET AL. Chancery Court, Middlesex County, Case No. C-254-96. In August 1996, defendants filed a separate suit challenging the right of the Attorney General to bring such an action and to prosecute the case pursuant to a contingent fee arrangement with special counsel. PHILIP MORRIS, INC., ET AL., V. PETER VERNIERO, ATTORNEY GENERAL OF THE STATE OF NEW JERSEY, ET AL., Superior Court of New Jersey, Chancery Division, Mercer County, Case No. MER-C-000114-96. Defendants' motion to dismiss the complaint and plaintiffs' motion for summary judgment are pending. Plaintiff filed an Amended Complaint on December 3, 1997 adding two new counts under the state's RICO and antitrust statutes. Defendants responded to the amended complaint on January 23, 1998 by filing a motion to strike Counts Five (unjust enrichment/restitution) and Six (indemnity) of plaintiff's amended complaint and limiting to subrogation plaintiff's common law right to seek reimbursement of Medicaid expenses.

     NEW YORK CITY. In October 1996, the City of New York and the New York City Health and Hospitals Corporation filed a health care cost recovery action in New York state court. CITY OF NEW YORK, ET AL., V. THE TOBACCO INSTITUTE, ET AL., Supreme Court of the State of New York, County of New York, Case No. 406225/96. In January 1997, plaintiffs filed an amended complaint. In February 1997, the case was removed to the United States District Court for the Southern District of New York, Case No. 97CIV0904(LMM). Plaintiff filed a motion for remand which was granted .

     ILLINOIS. In November 1996, the Attorney General of Illinois filed a health care cost recovery action in Illinois state court. PEOPLE OF THE STATE OF ILLINOIS V. PHILIP MORRIS, INC., ET AL., Circuit Court of Cook County, Illinois, Case No. 96 L 13146. On November 14, 1997 the court dismissed some of plaintiff's claims, but denied the motion as to plaintiff's negligence, civil conspiracy, and anti-trust claims. Defendants have filed a motion for reconsideration, or in the alternative asking the court to certify the order for interlocutory appeal to the Illinois Court of Appeals. This case has been consolidated with the COUNTY OF COOK case pending in the same court, for discovery and pre-trial purposes.

     IOWA. In November 1996, the State of Iowa filed a health care cost recovery action in Iowa state court. STATE OF IOWA, EX REL. THOMAS J. MILLER, IN HIS CAPACITY AS ATTORNEY GENERAL OF THE STATE OF IOWA, V. R.J. REYNOLDS TOBACCO CO., ET AL., District Court for Polk County, Iowa, Case No. CL71048. Defendants filed motions to dismiss. On June 13, 1997, plaintiff filed a First Amended Petition adding Count X (Iowa Ongoing Criminal Conduct), Count XI (Prima Facie Tort), and Count XII (Common Law Indemnity). On August 26, 1997, the court granted defendants' motion to dismiss four counts of the petition, but denied it with respect to five others. Plaintiffs have appealed this ruling and briefing has been completed. Oral argument was heard on March 19, 1998.

     ALASKA. In January 1997, Reynolds and three other cigarette manufacturers filed suit against the Alaska Attorney General in federal district court seeking declaratory and injunctive relief to prohibit a threatened health care cost recovery action by Alaska on grounds that it would violate federal law. PHILIP MORRIS, INC., ET AL., V. BRUCE BOTELHO, United States District Court, Alaska, No. A 97-003 Civil (JWS).

     ERIE COUNTY. In January 1997, the County of Erie filed a health care cost recovery action in New York state court. COUNTY OF ERIE V. THE TOBACCO INSTITUTE, INC., ET AL., Supreme Court of the State of New York, County of Erie, Case No. I1997/359.

     NEW YORK. In January 1997, the Attorney General of New York filed a health care cost recovery action in New York state court. STATE OF NEW YORK, ET AL., V. PHILIP MORRIS, INC., ET AL., Supreme Court of the State of New York, County of New York, Case No. 400306/97. In February 1997, the case was removed to federal court, but it was remanded to state court on January 5, 1998. Defendants filed motions to dismiss on March 18, 1998.

     WISCONSIN. In February 1997, the Attorney General of Wisconsin filed a health care cost recovery action in Wisconsin state court. STATE OF WISCONSIN
V. PHILIP MORRIS, INC., ET AL., Circuit Court (Dane County), Case No. 97CV0328.

     INDIANA. In February 1997, the Attorney General of Indiana filed a health care cost recovery action in Indiana state court. STATE OF INDIANA V. PHILIP MORRIS, INC., ET AL., Marion County Superior Court, Case No. 49D079702 CT0236.

     In April, 1997 the County of Cook filed a health care cost recovery action in Illinois state court. COUNTY OF COOK V. PHILIP MORRIS, Circuit Court, Cook County, Illinois, Case No. 97L01550.

     BECKOM Plaintiffs are residents of Tennessee who seek reimbursement of the funds expended by the state's taxpayers in providing health care for citizens. Plaintiffs are represented by J. D. Lee, the Tennessee attorney who has filed several cases against cigarette manufacturers since 1984. BECKOM V. AMERICAN
TOBACCO, ET AL.,   United States District Court, Knoxville, Tennessee.

     ARKANSAS On December 12, 1997, RJRT was served with a reimbursement suit filed by the Attorney General for the State of Arkansas. ARKANSAS V. AMERICAN TOBACCO, ET AL., Chancery Court, Little Rock, Arkansas.

     PENNSYLVANIA In April, 1997 the Attorney General of Pennsylvania filed a health care cost recovery action in state court. PENNSYLVANIA V PHILIP MORRIS, INC., ET AL. Court of Common Pleas, Philadelphia County.

     SOUTH CAROLINA In May, 1997, the Attorney General of South Carolina filed a health care cost recovery action in state court. SOUTH CAROLINA V. BROWN & WILLIAMSON, ET AL., Case No. 97-CP-401686.

     MONTANA   In May, 1997, the Attorney General of Montana  filed a health care cost recovery action in state court. MONTANA V. PHILIP MORRIS, INC., ET AL., Montana First Judicial Court, Lewis and Clark County, Montana, Case No. 9700306.

     MISSOURI In May, 1997, the Attorney General of Missouri filed a health care cost recovery action in state court. MISSOURI V. AMERICAN TOBACCO COMPANY,
ET AL.,   Circuit Court, City of St. Louis, Missouri, Case No. 972-1465.

     COLORADO In June 1997, the Attorney General of Colorado filed a health care cost recovery action in state court. COLORADO V. R. J. REYNOLDS TOBACCO CO., ET AL., District Court, City and County of Denver, Colorado, Case No 97-CV-3432.

     NEW MEXICO In May 1997, the Attorney General of New Mexico filed a health care cost recovery action in state court. NEW MEXICO V. AMERICAN TOBACCO, ET
AL.,   District Court, County of Santa Fe, New Mexico, Case No. SF97-1235.

     VERMONT In May 1997, the Attorney General of Vermont filed a health care cost recovery action in state court. VERMONT V. PHILIP MORRIS INC., ET AL., Chittenden Superior Court, Case No. 744-97.

     IDAHO  In June 1997, the Attorney General of Idaho filed a health care cost
recovery action in state court.   IDAHO V. PHILIP MORRIS, INC., ET AL.  District
Court, County of Ada, Idaho, Case No. CV-970239D.

     NEW HAMPSHIRE In June 1997, the Attorney General of New Hampshire filed a health care cost recovery action in state court. NEW HAMPSHIRE V. R. J. REYNOLDS TOBACCO COMPANY, ET AL., Superior Court, Merrimack County, New Hampshire, Case No. 97-E-0165.

     OREGON In June 1997, the Attorney General of Oregon filed a health care cost recovery action in state court. OREGON V. AMERICAN TOBACCO, ET AL., Circuit Court, Multnomah County, Oregon, Case NO. 9706-04457.

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

     NEVADA In August 1997, , the Attorney General of Nevada filed a health care cost recovery action in state court. NEVADA V. PHILIP MORRIS, INC., ET AL., District Court, Wash County, Nevada, Case No.CV-97-03279.

     GEORGIA In September 1997, , the Attorney General of Georgia filed a health care cost recovery action in state court. GEORGIA V. PHILIP MORRIS, INC., ET AL., Superior Court, Fulton County, Georgia, Case No. E61692.

     MAINE In September 1997, the Attorney General of Maine filed a health care cost recovery action in state court. MAINE V. PHILIP MORRIS, INC., ET AL., Superior Court, Kennebec County, Maine, Case No. 97-134.

     RHODE ISLAND In October 1997, the Attorney General of Rhode Island filed a health care cost recovery action in state court. RHODE ISLAND V. BROWN &
WILLIAMSON TOBACCO, ET AL.,   Superior Court, Providence, Rhode Island, Case No.
97-3058.

     SOUTH DAKOTA In February 1998, the Attorney General of South Dakota filed a health care costs recovery action in state court. SOUTH DAKOTA V. PHILIP MORRIS, INC., ET AL., Circuit Court, County of Hughes, South Dakota, Case No. 98-65.

     PUERTO RICO In June 1997, Pedro Rosello, as Governor of the Commonwealth of Puerto Rico, filed a health care cost recovery action in federal court. ROSELLO V. BROWN & WILLIAMSON TOBACCO, ET AL., United States District Court for the District of Puerto Rico, Case NO. 97-1910.

     In four cases, one or more asbestos companies seek reimbursement for a portion of the expenses, including settlements and judgments, they allege they have paid as a consequence of tobacco-related diseases. In those cases, they take the position that though asbestos claimants may have asbestos-related disease, those diseases are also associated with or caused by cigarettes. The four asbestos cases are as follows: FALISE, ET AL., V. AMERICAN TOBACCO, ET AL., United States District Court for the Eastern District of New York. Case No. CV 97 7640; KEENE CREDITORS TRUST V. BROWN & WILLIAMSON TOBACCO, ET AL., Supreme Court, County of New York, New York, Case No. 606479/97; RAYMARK INDUSTRIES, INC. V. R. J. REYNOLDS TOBACCO COMPANY, ET AL., Circuit Court, Duval County, Florida, Case No. 97-0525; and FIBREBOARD CORPORATION, ET AL., V. AMERICAN TOBACCO, ET AL., Superior Court, County of Alameda, California, Case No
791919-8

     In addition to the actions brought by the various state attorneys general, lawsuits based on similar theories have been brought by union health and welfare funds (44 such cases are currently pending), a university and four American tribes seeking to recover expenses paid on behalf of their members for smoking-related illnesses.

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

UNIONS

     THE NORTHWEST LABORERS-EMPLOYERS HEALTH & SECURITY TRUST FUND, ET AL., V. PHILIP MORRIS INC., ET AL., United States District Court for the Western District of Washington, Case No. C97-849-WD. On December 24, 1997 United States District Court Judge William Dwyer granted plaintiffs' motion for class certification as to "all existing jointly administered and collectively bargained-for health and welfare trusts in (the State of) Washington, and/or the trustees of such entities, that have provided or paid for health care and/or addiction treatment costs or services for employees or other beneficiaries." Judge Dwyer held that plaintiffs' class certification motion met the various requirements of Federal Rule of Civil Procedure 23(a) and (b)(3).

     IRON WORKERS UNION INSURANCE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL, United States District Court for the Northern District of Ohio, Case No. 1:97 CV 144

     STATIONARY ENGINEERS LOCAL 39 HEALTH & WELFARE TRUST FUND, ET AL., V. PHILIP MORRIS, INC., et al., United States District Court for the Northern District of California, Case No. C-97-1519-MMC

     KENTUCKY LABORERS DISTRICT COUNCIL HEALTH AND WELFARE TRUST FUND, ET AL., V. PHILIP MORRIS, INC., ET AL, United States District Court for the Western District of Kentucky, Case No. 3:97CV-394-H

     MASSACHUSETTS LABORERS HEALTH AND WELFARE FUND, ET AL, V. PHILIP MORRIS, INC., ET AL., United States District Court, District Court of Massachusetts, Case No. 97-11552-GAO

     ARK-LA-MISS LABORERS WELFARE FUND, ET AL., United States District Court for the Eastern District of Louisiana, Case No. 97-1944 c/w 97-2570

     HAWAII HEALTH & WELFARE FUND FOR OPERATING ENGINEERS V. PHILIP MORRIS, INC., ET AL., United States District Court, District of Hawaii, Case No.
97-00833   This case is currently stayed.

     CONNECTICUT PIPE TRADES HEALTH FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Connecticut, Case No. 397CV01305

     UNITED FED OF TEACHERS WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the Southern District of New York, Case No.97CIV4676

     LABORERS LOCAL 17 HEALTH & BENEFIT FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the Southern District of New York, Case Number 97CIV4550

     WEST VIRGINIA LABORERS PENSION FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of West Virginia, Case No. 3:97-0708

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

     OREGON LABORERS-EMPLOYERS HEALTH & WELFARE TRUST FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Oregon,
Case No. 9706-04707   Plaintiffs filed a motion for class certification.

     LABORERS' AND OPERATING ENGINEERS' UTILITY AGREEMENT HEALTH & WELFARE TRUST FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the
District of Arizona, Case No. 97-1406-PHXSMM   This case is currently stayed.

     SEAFARERS WELFARE PLAN, ET AL., V. PHILIP MORRIS, INC., ET AL. United States District Court for the District of Maryland, Case No. MJG-97-2127

     TEAMSTERS NO. 142 HEALTH AND WELFARE TRUST FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Indiana, Case No. 3:97CV00667RM

     EASTERN STATES HEALTH & WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No.97CV7346

     WEST VIRGINIA-OHIO VALLEY AREA I.B.E.W. WELFARE FUND V. AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Southern District of West Virginia Case No: 97-C-2135

     CONSTRUCTION LABORERS OF GREATER ST. LOUIS WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court For the Eastern District of Missouri, Case No. 4:97CV02030ERW

     STEAMFITTERS LOCAL UNION 420 WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the Eastern District of Pennsylvania, Case No. 97-CV-5344

     NEW JERSEY CARPENTERS HEALTH FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the District of New Jersey, Case No. 97-1728

     S. E. FLORIDA LABORERS DISTRICT COUNCIL HEALTH AND WELFARE TRUST FUND V. PHILIP MORRIS, INC., United States District Court for the Southern District of Florida, Case No. 97-8715-civRyskamp

     RHODE ISLAND LABORERS' HEALTH & WELFARE FUND V. AMERICAN TOBACCO COMPANY, United States District Court for the District of Rhode Island, Case No. 97-500L

     CENTRAL STATES JOINT BOARD HEALTH AND WELFARE TRUST FUND V. PHILIP MORRIS, INC., United States District Court for the Northern District of Illinois, Case No. 97C8114

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

     TEXAS CARPENTERS HEALTH BENEFIT FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the Eastern District of Texas, Case No. 97-CV-0625

     CENTRAL LABORERS WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for Southern District of Illinois, Case No. 97-568-WDS

     BAC LOCAL 32 INSURANCE TRUST FUND, ET AL., V. PHILIP MORRIS INC., ET AL., United States District Court for the District of Michigan, Case No. 97-75675

     INTERNATIONAL BROTHERHOOD OF TEAMSTERS LOCAL 734 HEALTH AND WELFARE TRUST FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Illinois, Case No. 97C8113

     IBEW LOCAL 363 WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CIV9396

     IBEW LOCAL 25 WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9395

     LOCAL 138, 138A, AND 138B INTERNATIONAL UNION OF OPERATING ENGINEERS WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9402

     LOCAL 840, INTERNATIONAL BROTHERHOOD OF TEAMSTERS HEALTH & INSURANCE FUND
V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CIV9398

     PUERTO RICAN ILGWU HEALTH & WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CV9396

     LONG ISLAND REGIONAL COUNCIL OF CARPENTERS WELFARE FUND V. PHILIP MORRIS, INC., ET AL., Supreme Court of New York for the County of New York, Case No. 97/122258

     UNITED FOOD & COMMERCIAL WORKERS UNION V. PHILIP MORRIS, INC., ET AL., United States District Court for the Northern District of Alabama, Case No. CV-97-1340

     LOCAL 1199 V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97CV9401

     LOCAL 1199 HOME CARE INDUSTRY BENEFIT FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97-9401

     ASBESTOS WORKERS LOCAL 53 HEALTH AND WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., United States District Court for the Eastern District of Louisiana, Case No. 97-1944c/w97-2570

     SCREEN ACTORS GUILD-PRODUCERS HEALTH & WELFARE FUND PLAN, ET AL. V. PHILIP MORRIS, INC., ET AL., Superior Court of California, County of Los Angeles, Case No. BS181603

     DAY CARE COUNCIL - LOCAL D.C. 1707 WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the Southern District of New York, Case No. 97/606240

     OPERATING ENGINEERS LOCAL 12 HEALTH & WELFARE FUND V. AMERICAN TOBACCO COMPANY, ET AL., United States District Court for the Northern District of California, Case No. BC177968

     STEAMFITTERS LOCAL UNION 614 HEALTH & WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., Circuit Court of Tennessee at Memphis, Case No. 92260-2

     ARKANSAS CARPENTERS HEALTH & WELFARE FUND V. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Arkansas, Case No. LR-C-97-0754

     CARPENTERS & JOINERS WELFARE FUND, ET AL V. PHILIP MORRIS, INC., ET AL., United States District Court for the District of Minnesota, Case No. 98-515JMR/FLN

     NEW MEXICO AND WEST TEXAS MULTI-CRAFT HEALTH & WELFARE FUND, ET AL., V. PHILIP MORRIS, INC., ET AL., United States District Court for the District of New Mexico, Case No. CV-97-0009118

UNIVERSITIES

     UNIVERSITY OF SOUTH ALABAMA V. THE AMERICAN TOBACCO COMPANY, ET AL.,
United States District Court for the District of Alabama, Case No. 97-0552-BH-S.

INDIAN TRIBES

     MUSCOGEE CREEK NATION V. THE AMERICAN TOBACCO COMPANY, ET AL., Muscogee Creek Tribal Court, Case No. CV 97-27.

     CROW CREEK SIOUX TRIBE V. THE AMERICAN TOBACCO COMPANY, ET AL.,   Tribal
Court of the Crow Creek Sioux, Case No. CV 97-09-082.

     THE CROW TRIBE V. THE AMERICAN TOBACCO COMPANY, ET AL., Crow Tribal Court, Case No. 97-181.

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

     LOWER BRULE SIOUX NATION V. THE AMERICAN TOBACCO COMPANY, Lower Brule Sioux Tribal Court, Case No. 97-5-0057.

     Other state and local government entities have announced that they are considering filing similar health care cost recovery actions.


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